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    EXHIBIT 10.22

FIFTH AMENDMENT TO LOAN AGREEMENT

    This amendment to Loan Agreement ("Amendment") is made as of May 11, 2000 by and among the following parties:

    Bank of America, N.A., formerly known as Bank of America National Trust and Savings Association ("Bank of America" and a "Lender")

    U.S. Bank National Association ("U.S. Bank" and a "Lender")

    Bank of America, N.A., formerly known as Bank of America National Trust and Savings Association, in its capacity as Agent ("Agent")

    Each of the several financial institutions which subsequently becomes party to the Loan Agreement pursuant to Section 11.7 (each individually a "Lender")

    Northwest Pipe Company, an Oregon corporation ("Borrower")

R E C I T A L S

    A.  The Borrower, the Lenders and the Agent are parties to that certain Amended and Restated Loan Agreement dated as of June 30, 1998, as amended as of December 23, 1998, June 16, 1999, November 30, 1999 and December 30, 1999, and as the same may be further amended, modified or extended from time to time (the "Loan Agreement") and the related Loan Documents described therein.

    B.  The parties desire to amend the Loan Agreement as set forth below:

    NOW, THEREFORE, the parties agree as follows:

A G R E E M E N T

    1.  Definitions.  Capitalized terms used herein and not otherwise defined shall have the meaning given in the Loan Agreement.

    2.  Amendment to Section 1.1.  Section 1.1 of the Loan Agreement is amended by revising the following definition of "Applicable Margin":

    "Applicable Margin" is amended by adding to the end of such definition the following sentence: Notwithstanding the foregoing, the Applicable Margin for Temporary Supplemental Revolving Loans shall always be 2.25%.

    Amendment to Section 1.1.  Section 1.1 of the Loan Agreement is amended by revising the following definition of "Loans":

    "Loans" means the Revolving Loans, the Term Loans, and the Temporary Supplemental Revolving Loans.

    3.  Amendment to Section 1.1.  Section 1.1 of the Loan Agreement is amended by revising the following definition of "Reference Related Rate":

    "Reference Related Rate" is amended by adding to the end of such definition the following sentence: Notwithstanding the foregoing, the Reference Related Rate for all Temporary Supplemental Revolving Loans shall always be equal to the Reference Rate.

    4.  Amendment to Section 1.1.  Section 1.1 of the Loan Agreement is amended by adding the definition of "Temporary Supplemental Revolving Loan Commitment" as follows:

    "Temporary Supplemental Revolving Loan Commitment" means Ten Million Dollars ($10,000,000.00) until August 31, 2000, after which there shall be no Temporary Supplemental Revolving Loan Commitment.

    5.  Amendment to Section 1.1.  Section 1.1 of the Loan Agreement is amended by adding the following definition of "Temporary Supplemental Revolving Loan Maturity Date":

    "Temporary Supplemental Revolving Loan Maturity Date" means August 31, 2000.

    6.  Amendment to Section 1.1.  Section 1.1 of the Loan Agreement is amended by revising the following definition of "Total Commitment":

    "Total Commitment" is amended by adding to the end of such definition the following sentence: "Total Commitment" shall not include the Temporary Supplemental Revolving Loan Commitment.

    Amendment to Section 6.6 "Restriction on Acquisitions."  Section 6.6 of the Loan Agreement is amended to provide in full:

    "Section 6.6    Restriction on Acquisitions. Borrower shall not, and shall not permit any Subsidiary to acquire any portion of any business directly or indirectly, whether by stock acquisition, asset acquisition, the acquisition of equity interests in any entity or by way of merger or reorganization."

    7.  Addition of Article 12.  Article 12, as set for the below, is hereby added to the Loan Agreement:

ARTICLE 12
TEMPORARY SUPPLEMENTAL REVOLVING LOANS

    Section 12.1    Temporary Supplemental Revolving Loans. Subject to the terms and conditions of this Agreement, each Lender hereby severally agrees, during the period beginning on the date hereof and ending August 31, 2000, to make temporary supplemental revolving loans duly requested hereunder (the "Temporary Supplemental Revolving Loans") to Borrower in an amount equal to such Lender's Revolving Loan Pro Rata share of each requested loan, provided that after giving effect to any requested loan, absent such Lender's consent, the aggregate of all Temporary Supplemental Revolving Loans outstanding from such Lender will not exceed at any one time, its Revolving Loan Pro Rata share of the total Temporary Supplemental Revolving Loan Commitment. The Temporary Supplemental Revolving Loans described in this section constitute a revolving credit and, within the amount and time specified, Borrower may pay, prepay and reborrow.

    Section 12.2    Applicability of Provisions. Except for Sections 2.1, 2.4, 2.5, 2.9 and 5.1, the provisions of the Loan Agreement shall apply to the Temporary Supplemental Revolving Loans.

    Section 12.3    Repayment of Principal.

      (a) On each day that the principal balance of all outstanding Temporary Supplemental Revolving Loans exceeds the Temporary Supplemental Revolving Loan Commitment, Borrower shall repay the Temporary Supplemental Revolving Loans in such amount as is necessary to reduce the principal balance of them to an amount equal to or less than the Temporary Supplemental Revolving Loan Commitment. If Borrower shall pay any Offshore Related Rate Loan pursuant to this section, prior to the end of the Applicable Interest Period, Borrower shall include with such payment any amount payable pursuant to Section 2.7 and applicable to the payment of such Offshore Related Rate Loan prior to the termination of the Applicable Interest Period.

      (b) Borrower shall repay the principal amount of the Temporary Supplemental Revolving Loans on or before the Temporary Supplemental Revolving Loan Maturity Date.

    Section 12.4    Use of Temporary Supplemental Revolving Loan Proceeds. The proceeds from the Temporary Supplemental Revolving Loans will be used to finance accounts receivable and inventory of Borrower.

    8.  Fees.  Upon execution of this Amendment, Borrower agrees to pay Agent for the benefit of Lenders, a fee of Thirty Thousand Dollars ($30,000.00) to be divided in proportion to their Revolving Loan Pro Rata shares.

    9.  No Further Amendment; Fees.  Except as expressly modified by this Amendment, the Loan Agreement and the other Loan Documents shall remain unmodified and in full force and effect and the parties hereby ratify their respective obligations thereunder. Without limiting the foregoing, the Borrower expressly reaffirms and ratifies its obligation to pay or reimburse the Agent and the Lender on request for all reasonable expenses, including legal fees, actually incurred by the Agent or such Lender in connection with the preparation of this Amendment, any other amendment documents, and the closing of the transactions contemplated hereby and thereby.

    10.  Miscellaneous.

      (a)  Entire Agreement.  This Amendment comprises the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior oral or written agreements, representations or commitments.

      (b)  Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same Amendment.

      (c)  Governing Law.  This Amendment and the other agreements provided for herein and the rights and obligations of the parties hereto and thereto shall be construed and interpreted in accordance with the laws of the State of Oregon.

      (d)  Certain Agreements Not Enforceable.

UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY THE LENDERS AFTER OCTOBER 3, 1989, CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER'S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION, AND BE SIGNED BY THE LENDERS TO BE ENFORCEABLE.

    EXECUTED AND DELIVERED by the duly authorized officers of the parties as of the date first above written.

BORROWER:	NORTHWEST PIPE COMPANY
By: BRIAN DUNHAM
Its: PRESIDENT
Address: 12005 N. Burgard Portland OR 97203 Fax No. (503) 240-6615
LENDER:	BANK OF AMERICA, N.A.
By: ED KLUSS
Its: VICE PRESIDENT
Address: Commercial Banking 121 SW Morrison Street, Suite 1700 Portland OR 97204 Fax No. (503) 275-1391 Attn: Larry C. Ellis
U.S. BANK NATIONAL ASSOCIATION
By: J. STEPHEN MITCHELL
Its: VICE PRESIDENT
Address: Oregon Corporate Banking, T-4 111 SW Fifth Avenue, Suite 400 Portland OR 97208 Fax No. (503) 275-7290 Attn: Stephen Mitchell
AGENT:	BANK OF AMERICA, N.A.
By: DORA A. BROWN
Its: VICE PRESIDENT
Address: Agency Services 701 Fifth Avenue, Floor 16 Seattle WA 98104 Fax No. (206) 358-0971 Attn: Dora A. Brown

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FIFTH AMENDMENT TO LOAN AGREEMENT
R E C I T A L S
A G R E E M E N T
ARTICLE 12 TEMPORARY SUPPLEMENTAL REVOLVING LOANS